Exhibit 10.6.4
AMENDMENTS TO
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
1. On September 14, 2007, the Board of Directors authorized the following amendment to Section 3.1 of the Supplemental Executive Retirement Plan (“SERP”):
     “(c) Notwithstanding any other provision of the Plan to the contrary, participation in the Plan is frozen effective January 1, 2007, and no employees who are not Participants on January 1, 2007 will become Participants in the Plan after January 1, 2007.”
2. On November 8, 2007, the Board of Directors authorized the following amendment to Section 2.1 of the SERP. Section 2.1 of the SERP is amended and restated in its entirety to read a follows:
“2.1 Actuarial Equivalent
     ‘Actuarial Equivalent’ means equivalence in value between two (2) or more forms and/or types of payment based on a determination by an actuary chosen by the Company. Effective September 30th, 2007, the interest rate assumption shall be 6% per annum and the mortality assumption shall be the RP 2000 Projected 10 years using Projection Scale AA. These assumptions may be changed from time to time by the Plan’s actuary with the approval of the Board.”